SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM 8-K (A)

                                 CURRENT REPORT

                                AMENDMENT NO. 1

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                  January 16, 1995
               -------------------------------------------------

                Date of Report (Date of earliest event reported)



                                     CPAC, INC.
               --------------------------------------------------

               (Exact name of registrant as specified in charter)



                      New York                         0-9600
            ----------------------------       -----------------------

            State or other jurisdiction        Commission File Number
                  of incorporation



                                     16-0961040
                            -------------------------

                             IRS Employer ID Number



                  2364 Leicester Road, Leicester, New York  14481
                  -----------------------------------------------

                    (Address of Principal Executive Offices)



                                   (716) 382-3223
              ----------------------------------------------------

              (Registrant's telephone number, including area code)



      The Exhibit Index is located at page 32 of this report, as amended.




The Registrant hereby amends the following items, financial statements, and pro forma information of its Current Report on Form 8-K filed January 31, 1995, as set forth in the pages attached hereto:

Reference is made to the January 16, 1995, licensing agreement signed with Stanhome, Inc., as previously reported on Form 8-K as of January 31, 1995. The following financial statements and pro forma financial information is hereby provided:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A. Financial Statements of Business Acquired

   Audited historical financial statements of Stanley Home Products (a Division of Stanhome, Inc.) as of December 31, 1994 and 1993, and the related statements of income (loss), changes in division account and cash flows for each of the years in the three-year period ended December 31, 1994.

   Audited historical financial statements of Stanhome Inter-American Corporation as of December 31, 1994 and 1993, and the related statements of income and accumulated (deficit) and cash flows for each of the years in the three-year period ended December 31, 1994.

B. Pro Forma Financial Information

   CPAC, Inc. pro forma financial information.

   CPAC, Inc. pro forma (unaudited) condensed consolidated balance sheet as of December 31, 1994.

   CPAC, Inc. pro forma (unaudited) condensed statement of income for the nine months ended December 31, 1994.

   CPAC, Inc. pro forma (unaudited) condensed consolidated statement of income for the year ended March 31, 1994.

C. Exhibits

   23.1 - Consent of Arthur Andersen LLP
   23.2 - Consent of Arthur Andersen LLP

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.




                                                            CPAC, INC.
                                                   --------------------------

                                                            (Registrant)




Date        March 31, 1995                      By /s/ Thomas J. Weldgen
     ----------------------------                  --------------------------

                                                   Thomas J. Weldgen
                                                   Chief Financial Officer






                             STANLEY HOME PRODUCTS
                             ---------------------


                         (A DIVISION OF STANHOME INC.)
                         -----------------------------


                              FINANCIAL STATEMENTS
                              --------------------


                        AS OF DECEMBER 31, 1994 AND 1993
                        --------------------------------


                            AND FOR THE THREE YEARS
                            -----------------------


                     IN THE PERIOD ENDED DECEMBER 31, 1994
                     -------------------------------------


                                 TOGETHER WITH
                                 -------------


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------




To Stanhome Inc.:



We have audited the accompanying balance sheets of Stanley Home Products (a division of Stanhome Inc.) as of December 31, 1994 and 1993, and the related statements of income (loss), changes in division account, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stanley Home Products as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


Hartford, Connecticut
February 21, 1995




                             STANLEY HOME PRODUCTS
                             ---------------------


                         (A DIVISION OF STANHOME INC.)
                         -----------------------------


                                 BALANCE SHEETS
                                 --------------


                        AS OF DECEMBER 31, 1994 AND 1993
                        --------------------------------





           ASSETS                               1994           1993
           ------                               ----           ----


CURRENT ASSETS:
  Cash                                      $   47,718    $   249,724
  Accounts receivable, net                   1,428,177      2,710,780
  Other accounts receivable                    325,971         75,233
  Accounts receivable from affiliated
    companies                                   90,460      2,421,641
  Inventories                                5,452,543      4,295,577
  Prepaid expenses and other                    50,492         31,537
                                            ----------    -----------
       Total current assets                  7,395,361      9,784,492
                                            ----------    -----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land and improvements                        486,075        673,715
  Buildings and improvements                 2,920,319      3,909,690
  Machinery and equipment                    2,802,324      6,402,091
  Furniture and fixtures                     2,453,089      2,395,083
  Transportation equipment                      91,545        134,747
                                            ----------    -----------
                                             8,753,352     13,515,326

  Less - Accumulated depreciation            6,823,437     11,257,673
                                            ----------    -----------
                                             1,929,915      2,257,653
                                           -----------   ------------
       Total assets                         $9,325,276    $12,042,145
                                            ==========    ===========


                          The accompanying notes are an integral
                           part of these financial statements.






                             STANLEY HOME PRODUCTS
                             ---------------------


                         (A DIVISION OF STANHOME INC.)
                         -----------------------------


                                 BALANCE SHEETS
                                 --------------


                        AS OF DECEMBER 31, 1994 AND 1993
                        --------------------------------






     LIABILITIES AND DIVISION ACCOUNT           1994            1993
     --------------------------------           ----            ----




CURRENT LIABILITIES:
  Accounts payable from affiliated
    companies                               $   68,745    $   101,670
  Accounts payable, other                    4,316,511      4,453,240
  Dealer deposits                              729,730        827,297
  Unredeemed coupons and certificates          566,393        614,395


  Accrued commissions                          465,678        634,013
  Accrued vacation payable                     358,259        531,077
  Accrued pension                              400,000        130,000
  Accrued restructuring                      1,188,411      3,783,740
  Other accrued expenses                       656,494        775,467
                                            ----------    -----------
          Total current liabilities          8,750,221     11,850,899
                                            ----------    -----------



DIVISION ACCOUNT                               575,055        191,246
                                            ----------    -----------
          Total liabilities and division
            account                         $9,325,276    $12,042,145
                                            ==========    ===========


                          The accompanying notes are an integral
                           part of these financial statements.


                                  STANLEY HOME PRODUCTS
                                  ---------------------


                              (A DIVISION OF STANHOME INC.)
                              -----------------------------


                     STATEMENTS OF INCOME (LOSS) AND DIVISION ACCOUNT
                     ------------------------------------------------


                   FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                   ----------------------------------------------------








                                           1994         1993          1992
                                           ----         ----          ----


NET SALES                             $33,958,262   $37,682,578    $39,101,203
COST OF SALES                          13,155,114    14,942,277     14,566,994
                                      -----------   -----------    -----------
      Gross profit                     20,803,148    22,740,301     24,534,209

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSE                              23,821,821    23,770,917     23,160,479
RESTRUCTURING CHARGE                         -        3,950,000           -
                                      -----------   -----------    -----------


      Operating profit (loss)          (3,018,673)   (4,980,616)     1,373,730

OTHER INCOME (EXPENSE):

  Gain (losses) on sale of fixed
    assets, net                         1,963,197        (2,738)       (16,710)

  Other income, net                        81,759        81,486         73,368
                                      -----------   -----------    -----------
      Income (loss) before taxes         (973,717)   (4,901,868)     1,430,388

PROVISION FOR (BENEFIT FROM)
  INCOME TAXES:
  -  Current                           (1,116,441)     (370,411)       561,993
  -  Deferred                             730,849    (1,570,729)        (9,863)
                                      -----------   -----------    -----------
      Provision for (benefit from)
        income taxes                     (385,592)   (1,941,140)       552,130
                                      -----------   -----------    -----------
      Net income (loss)                  (588,125)   (2,960,728)       878,258

DIVISION ACCOUNT, beginning of year       191,246     9,814,121      3,957,561

TRANSFERS (TO) FROM PARENT                971,934    (6,662,147)     4,978,302
                                      -----------   -----------    -----------
DIVISION ACCOUNT, end of year         $   575,055   $   191,246    $ 9,814,121
                                      ===========   ===========    ===========


                          The accompanying notes are an integral
                           part of these financial statements.



                                                          STANLEY HOME PRODUCTS
                                                          ---------------------


                                                      (A DIVISION OF STANHOME INC.)
                                                      -----------------------------


                                                        STATEMENTS OF CASH FLOWS
                                                        ------------------------


                                          FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                                          ----------------------------------------------------


                                                                         1994                1993                 1992
                                                                         ----                ----                 ----

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                 $  (588,125)         $(2,960,728)         $  878,258
                                                                    -----------          -----------          ----------
  Adjustments to reconcile net income (loss)
       to net cash provided by (used in)
       operating activities:

         Depreciation                                                   569,912              720,714             682,176
         (Gain) loss on sale of fixed assets, net                    (1,963,197)               2,738              16,710
         Changes in assets and liabilities:
           (Increase) decrease in accounts
             receivable                                               3,363,046            2,283,330             (79,238)
           (Increase) decrease in inventories                        (1,156,966)           3,486,651          (2,067,790)
           (Increase) decrease in prepaid
              expenses                                                  (18,955)              12,295              62,454
           Increase (decrease) in accounts
             payable                                                   (169,654)            (548,180)            544,495
           Increase (decrease) in other
             accrued expenses                                          (118,969)             (14,971)         (4,898,223)
           Increase (decrease) in accrued
             commissions                                               (168,335)              54,972             257,074
           Increase (decrease) in accrued
             vacation payable                                          (172,818)              (4,739)           (294,078)
           Increase (decrease) in accrued
             pension                                                    270,000              130,000                -
           Increase (decrease) in accrued
             restructuring                                           (2,595,329)           3,730,351            (418,695)
           Decrease in dealer and customer
             deposits                                                   (97,567)              (5,613)            (78,997)
           Decrease in unredeemed coupons and
             certificates                                               (48,002)             (69,150)            (62,975)
                                                                    -----------          -----------          ----------
                 Total adjustments                                   (2,306,834)           9,778,398          (6,337,087)
                                                                    -----------          -----------          ----------
                 Net cash provided by (used in)
                   operating activities                              (2,894,959)           6,817,670          (5,458,829)
                                                                    -----------          -----------          ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                                  2,413,987               14,520                -
  Purchase of property and equipment                                   (692,968)            (219,399)           (241,373)
                                                                    -----------          -----------          ----------
               Net cash provided by (used in)
                 investing activities                                 1,721,019             (204,879)           (241,373)
                                                                    -----------          -----------          ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Transfers (to) from Parent                                            971,934           (6,662,147)          4,978,302
                                                                    -----------          -----------          ----------


               Net cash provided by (used in)
                 financing activities                                   971,934           (6,662,147)          4,978,302
                                                                    -----------          -----------          ----------

NET DECREASE IN CASH                                                   (202,006)             (49,356)           (721,900)

CASH, beginning of year                                                 249,724              299,080           1,020,980
                                                                    -----------          -----------          ----------
CASH, end of year                                                   $    47,718          $   249,724          $  299,080
                                                                    ===========          ===========          ==========

                                            The accompanying notes are an integral part
                                                   of these financial statements.


                             STANLEY HOME PRODUCTS
                             ---------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


                        DECEMBER 31, 1994, 1993 AND 1992
                        --------------------------------




1.  Summary of Significant Accounting and Reporting Policies:
    --------------------------------------------------------


    Organization -
    ------------


    Stanley Home Products (the Division) is a division of Stanhome Inc., a Massachusetts corporation. The Division manufactures and markets a broad range of household, personal care and cosmetic items. On January 16, 1995, management and the board of directors of Stanhome Inc. approved a plan to close the Division and license its trademarks and formulas to another company (see Note 5).

    The Division is not a separately capitalized, legal entity. As such, the Division's operating results and other activity with its parent company, Stanhome Inc., are reflected on the accompanying balance sheet within the Division Account.

    Accounts Receivable -
    -------------------


    Accounts receivable were net of allowances for doubtful accounts of $730,000 and $300,000 at December 31, 1994 and 1993, respectively.


    Inventories -
    -----------


    Inventories are valued at the lower of cost or market. Cost components include labor, manufacturing overhead and amounts paid to suppliers of materials. The Division values raw materials and certain manufactured and purchased items utilizing the last-in, first-out method (LIFO). The cost on a first-in, first-out basis over the carrying amount of inventories as reflected in the accompanying balance sheets was $1,562,593 and $894,437 at December 31, 1994 and 1993, respectively.

    The major classes of inventories were as follows:

                                               1994            1993
                                               ----            ----


    Raw material and supplies               $  580,387     $1,360,281
    Work in process                               -            10,604
    Finished goods                           6,434,749      3,819,129
                                            ----------     ----------
                                             7,015,136      5,190,014
    Less:  LIFO reserves                     1,562,593        894,437
                                            ----------     ----------
                                            $5,452,543     $4,295,577
                                            ==========     ==========


   Property, Plant and Equipment -
   -----------------------------


   Depreciation is provided over the estimated useful lives of the assets utilizing the straight-line method. The method for financial statement and income tax purposes differs in some circumstances, resulting in deferred income taxes.

   The 1994 gain on sale of assets is related primarily to the sale of two of the Division's distribution centers.

   The estimated useful lives of the various classes of assets are:

                                                     Range in Years
                                                     --------------


          Land improvements                               10-15
          Buildings and improvements                      15-40
          Machinery and equipment                          5-12
          Furniture and fixtures                           5-10
          Transportation equipment                         3-8


2.  Pension Plan:
    ------------


    The Stanhome Inc. Pension Plan covers substantially all employees of the Division as well as corporate employees of Stanhome Inc. Benefits are based on years of service and the employee's compensation, as defined.

    The following tables set forth the funded status and the net pension expense as of and for the years ended December 31, 1994, 1993 and 1992, for the Plan (in thousands). The portion of pension expense allocated to the Division during 1994, 1993 and 1992 was approximately $704,000, $1,111,000 and
    $1,063,000, respectively.



                                               1994           1993
                                               ----           ----


    Actuarial present value of
      accumulated benefit obligation,
      including vested benefits of
      $27,508 and $28,632, respectively       $ 28,475      $ 30,183
                                              ========      ========

    Projected benefit obligation              $ 35,707      $ 37,285
    Plan assets at fair value,
      marketable primarily securities          (22,697)      (22,247)
                                              --------      --------
    Unfunded excess of projected benefit
      obligation over plan assets               13,010        15,038
    Unrecognized net transition liability
      being recognized over 15 years              (848)       (1,190)
    Unrecognized prior service costs               803           216
    Unrecognized net loss                       (2,939)       (4,843)
                                              --------      --------
    Pension liability recognized in the
      Stanhome Inc. balance sheet             $ 10,026      $  9,221
                                              ========      ========


                                            1994       1993     1992
                                            ----       ----     ----


    Net pension expense:
      Service cost during the year         $ 2,151   $ 1,236  $ 1,629
      Interest cost on projected


        benefit obligation                   2,620     2,492    2,250
      Actual return on plan assets             (48)   (1,300)    (894)
      Net amortization of prior
        service cost, net transition
        liability and net loss              (1,675)       45     (407)
                                           -------   -------  -------
    Net periodic pension expense
      recognized in the Stanhome, Inc.
      income statement                     $ 3,048   $ 2,473  $ 2,578
                                           =======   =======  =======


    The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation ranged from 5% to 8% and 5% to 7%, respectively. The expected long-term rate of return on assets was 8%.

    In addition to providing pension benefits, Stanhome Inc. and its subsidiaries sponsor a single-employer defined benefit postretirement health care and life insurance plan. Substantially all of the Division's employees may become eligible for the benefits under this plan if they reach allowable retirement age while working for Stanhome Inc. or its subsidiaries. Those benefits are provided principally through insurance companies whose premiums are based on the anticipated benefits to be paid. The total costs for such retired employee benefits were principally accrued during their active employment.

    Effective January 1993, the Division adopted Statement No. 106 of the Financial Accounting Standards Board and formalized its funding policy for the plan. Under that policy, Stanhome, Inc. pays premiums to insurance companies who provide the post retirement benefits. The effect of adopting the statement in 1993 was not material to the Division.

    Net periodic postretirement benefit expense for the Stanhome Inc. defined benefit postretirement health care and life insurance plan includes the following components (in thousands). The portion of postretirement benefit expense allocated to the Division during 1994 and 1993 was approximately $130,000 and $137,000, respectively.

                                              1994            1993
                                              ----            ----


    Service cost                             $  280         $  310
    Interest cost on accumulated
      postretirement benefit obligation         170            180
                                             ------         ------
    Net periodic postretirement benefit
      expense                                $  450         $  490
                                             ======         ======


    The following table sets forth the funded status of the plan reconciled with the amount shown in the Stanhome Inc.'s balance sheet at December 31, 1994 and 1993 (in thousands):

                                              1994            1993
                                              ----            ----


    Accumulated postretirement benefit
      obligation:
      Retirees                               $2,652         $1,762
      Fully eligible active plan


        participants                            459            933
      Other active plan participants          2,085          2,657
                                             ------         ------
                                              5,196          5,352

    Plan assets at fair value                  -              -
                                             ------         ------
    Accumulated postretirement benefit
      obligation in excess of plan
      assets                                  5,196          5,352
    Unrecognized net gain/(loss) from
      differences between past experience
      and that assumed                         -              -
    Unrecognized net transition asset/
      (liability)                              -              -
                                             ------         ------
    Accrued postretirement benefit
      liability recognized in the
      Stanhome Inc. balance sheet            $5,196         $5,352
                                             ======         ======

    A 25% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1995. The cost trend rate was assumed to decrease gradually but still remain at double digit rates until 2020. After 2020, the rate was assumed to drop to and stabilize at 8%. Increasing the assumed health care expense trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1994 by $460,000 and the aggregate of the service and interest cost components of the net postretirement benefit expense for the year then ended by $140,000.


    The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 6%.

    In January 1995, Stanhome Inc. entered into an agreement with a third party to license the operations of the Division (See Note 5). As a result, approximately 350 participants of the qualified pension plan will retire or be terminated in 1995. The impact of the plan curtailment is an estimated gain of $477,000. However, as part of this termination, affected participants will be given an enhanced retirement benefit. The total cost of these enhancements will be approximately $1.2 million.


3.  Income Taxes:
    ------------


    The Division is included in the United States Federal income tax return of its parent company. Income tax expense (benefit) has been allocated to the Division in the accompanying financial statements based on the Division's contribution to the parent company's consolidated tax liability. As a result, to the extent operating losses of the Division are utilized by the parent company to reduce the consolidated tax liability, the tax benefit of such losses is reflected in the accompanying financial statements. The resulting income taxes payable or receivable are reflected in the division account.

    Deferred income taxes result from differences between financial and tax reporting of bad debt, inventory and restructuring reserves and accelerated depreciation.

    Effective January 1993, the Division adopted Statement No. 109 of the Financial Accounting Standards Board. Prior year financial statements have not been restated for the effect of this statement. The effect of adopting the statement in 1993 was not material to the Division's results of operations or financial position.


4.  Restructuring Program:
    ---------------------


    In the second quarter of 1993, Stanhome Inc. implemented a restructuring program to take advantage of consolidation opportunities principally in the distribution and administrative functions within Stanhome. The restructuring program resulted in the recognition of a $3,950,000 charge in 1993 by the Division, representing primarily estimated costs for severances associated with the closing of the Industrial Division, the Gift Gallery Division, two distribution centers (Zanesville and Chicago), the elimination of self-manufacturing and the overall reduction of workforce levels within the Division.


5.  Subsequent Event:
    ----------------


   In January 1995, Stanhome Inc. entered into an agreement with a third party to license the domestic operations of its Worldwide Direct Selling Group consisting of the Division and certain operations located in Puerto Rico. The agreement calls for a third party to license the trademarks and formulas of the Division for use in the U.S., Puerto Rico and Canada, and remit to Stanhome Inc. royalties based on sales of the related products.

   In connection with this agreement, the Division will close its administrative and distribution facilities during the first quarter of 1995. Management believes that the total costs to exit the operations, including employee severance benefits, will be approximately $6 million, partially offset by anticipated gains from the sale of the Division's distribution facilities. In accordance with Emerging Issues Task Force Issue 94-3, exit costs were not recorded in 1994.


FS03015A




                      STANHOME INTER-AMERICAN CORPORATION
                      -----------------------------------


                 (A wholly-owned subsidiary of Stanhome Inc.)
                 --------------------------------------------


                             FINANCIAL STATEMENTS
                             --------------------


                       AS OF DECEMBER 31, 1994 AND 1993
                       --------------------------------


                            AND FOR THE THREE YEARS
                            -----------------------


                     IN THE PERIOD ENDED DECEMBER 31, 1994
                     -------------------------------------


                                 TOGETHER WITH
                                 -------------


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------












                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------




To Stanhome Inc.:



We have audited the accompanying balance sheets of Stanhome Inter-American Corporation (a United States of America, State of Delaware Corporation and wholly-owned subsidiary of Stanhome Inc.) as of December 31, 1994 and 1993, and the related statements of income and accumulated deficit and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stanhome Inter-American Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                   /s/ Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


San Juan, Puerto Rico
February 21, 1995


                         STANHOME INTER-AMERICAN CORPORATION
                         -----------------------------------


                    (A wholly-owned subsidiary of Stanhome Inc.)
                    --------------------------------------------


                                   BALANCE SHEETS
                                   --------------


                             DECEMBER 31, 1994 AND 1993
                             --------------------------



                ASSETS
                ------

                                                       1994           1993
                                                       ----           ----

CURRENT ASSETS:
  Cash and cash equivalents                         $ 421,592    $   89,528
  Accounts receivable, less allowance
    for doubtful accounts of $50,000 and
    $11,315, respectively                             100,213       102,427
  Inventories, net of reserves of $75,000
    and $7,512, respectively                          170,312       203,704
  Income tax benefit receivable                          -          214,830
  Prepaid expenses                                      7,733         8,485
                                                    ---------    ----------
         Total current assets                         699,850       618,974
                                                    ---------    ----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land                                                   -           54,933
  Buildings and improvements                             -          577,728
  Building equipment                                     -          217,618


  Office mechanical equipment                         237,726       247,404
  Factory equipment                                    40,270        59,268
  Office furniture and fixtures                        34,290        47,771
  Motor vehicles                                       15,994        12,447
                                                    ---------    ----------
                                                      328,280     1,217,169
  Less - Accumulated depreciation                     308,486       834,108
                                                    ---------    ----------
         Net property, plant and equipment             19,794       383,061
                                                    ---------    ----------


                                                    ---------    ----------
                                                    $ 719,644    $1,002,035
                                                    =========    ==========


                       The accompanying notes are an integral
                         part of these financial statements.


                         STANHOME INTER-AMERICAN CORPORATION
                         -----------------------------------


                    (A wholly-owned subsidiary of Stanhome Inc.)
                    --------------------------------------------


                                   BALANCE SHEETS
                                   --------------


                             DECEMBER 31, 1994 AND 1993
                             --------------------------





  LIABILITIES AND STOCKHOLDER'S DEFICIT
  -------------------------------------


                                                       1994          1993
                                                       ----          ----


CURRENT LIABILITIES:
  Accounts payable                                  $  50,275    $   41,219
  Payable to Stanhome Inc.                              4,116       734,199
  Dealers' security deposits                           99,838        91,209
  Accrued restructuring expenses                      350,000       350,000
  Accrued expenses                                    115,562       142,879
  Accrued taxes                                       166,744          -
                                                    ---------    ----------
          Total current liabilities                   786,535     1,359,506
                                                    ---------    ----------


LONG-TERM SEVERANCE OBLIGATION                         64,590        91,393
                                                    ---------    ----------





STOCKHOLDER'S DEFICIT:
  Common stock, $100 par value -
    Authorized, issued and outstanding
      1,000 shares                                    100,000       100,000


  Accumulated deficit                                (231,481)     (548,864)
                                                    ---------    ----------
          Total stockholder's deficit                (131,481)     (448,864)
                                                    ---------    ----------
                                                    $ 719,644    $1,002,035
                                                    =========    ==========


                       The accompanying notes are an integral
                         part of these financial statements.


                         STANHOME INTER-AMERICAN CORPORATION
                         -----------------------------------


                    (A wholly-owned subsidiary of Stanhome Inc.)
                    --------------------------------------------


                    STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
                    --------------------------------------------


                FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                ----------------------------------------------------



                                              1994         1993        1992
                                              ----         ----        ----


NET SALES                                  $1,719,231  $1,858,043   $2,017,105

COST OF SALES                                 646,656     697,494      741,487
                                           ----------  ----------   ----------
           Gross profit                     1,072,575   1,160,549    1,275,618

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                  1,327,119   1,347,424    1,313,501

RESTRUCTURING CHARGE                             -        350,000         -
                                           ----------  ----------   ----------
          Operating loss                     (254,544)   (536,875)     (37,883)

OTHER INCOME (EXPENSE):

  Gain on sale of fixed assets                777,801        -            -
  Technical service fee                       (60,079)    (62,405)     (66,479)


  Other expense, net                           25,102     (38,370)     (30,055)
                                           ----------  ----------   ----------
          Income (loss) before income tax
            provision                         488,280    (637,650)    (134,417)
                                           ----------  ----------   ----------

INCOME TAX PROVISION (BENEFIT)

  Current                                     197,916    (223,062)     (45,436)
  Deferred                                    (27,019)     12,385         (265)
                                           ----------  ----------   ----------
          Income tax provision (benefit)      170,897    (210,677)     (45,701)
                                           ----------  ----------   ----------
          Net income (loss)                   317,383    (426,973)     (88,716)

ACCUMULATED DEFICIT, beginning of year       (548,864)   (121,891)     (33,175)
                                           ----------  ----------   ----------
ACCUMULATED DEFICIT, end of year           $ (231,481) $ (548,864)  $ (121,891)
                                           ==========  ==========   ==========



                       The accompanying notes are an integral
                         part of these financial statements.



                         STANHOME INTER-AMERICAN CORPORATION
                         -----------------------------------


                    (A wholly-owned subsidiary of Stanhome Inc.)
                    --------------------------------------------



                              STATEMENTS OF CASH FLOWS
                              ------------------------


                FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                ----------------------------------------------------



                                                 1994        1993        1992
                                                 ----        ----        ----


CASH FLOWS USED FOR OPERATING ACTIVITIES:
  Net income                                  $ 317,383  $(426,973)   $(88,716)
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation                               16,890     31,770      33,630
      Gain on sale of fixed assets             (777,801)      -           -
      Changes in assets and liabilities:
        Decrease in accounts receivable, net      2,214     (5,305)     55,841
        Decrease in inventories, net             33,392     59,107     108,821
        Decrease in income tax refund
          receivable, net                       214,830   (164,976)      1,266
        Decrease in prepaid expenses                752      6,011       3,084
        Decrease in accounts payable and
          accrued expenses                     (748,344)   193,649    (152,850)
        Increase in restructuring expense          -       350,000        -
        Increase in accrued taxes               166,744       -           -
        Increase in dealers' security deposits    8,629     (1,397)      1,297
        Decrease in severance obligation        (26,803)   (21,530)    (18,973)
                                              ---------  ---------   ---------
          Net cash (used for) provided by
            operating activities               (792,114)    20,356     (56,600)


                                              ---------  ---------   ---------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets          1,136,971       -           -
  Purchase of property and equipment            (12,793)   (14,690)     (1,890)
                                              ---------  ---------   ---------
                                              1,124,178    (14,690)     (1,890)
                                              ---------  ---------   ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS       332,064      5,666     (58,490)

CASH AND CASH EQUIVALENTS, beginning of year     89,528     83,862     142,352
                                              ---------  ---------   ---------
CASH AND CASH EQUIVALENTS, end of year        $ 421,592  $  89,528   $  83,862
                                              =========  =========   =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                  $  27,336  $  37,213   $  29,962
    Income taxes                              $    -          -           -


                       The accompanying notes are an integral
                         part of these financial statements.


                      STANHOME INTER-AMERICAN CORPORATION
                      -----------------------------------


                  (A wholly-owned subsidiary of Stanhome Inc.)
                  --------------------------------------------


                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


                        DECEMBER 31, 1994, 1993 and 1992
                        --------------------------------


1.  Accounting Policies:
    -------------------


    The following is a summary of significant accounting and reporting policies employed by Stanhome Inter-American Corporation (the Company), a United States of America, State of Delaware Corporation and wholly-owned subsidiary of Stanhome, Inc. located in Bayamon, Puerto Rico.

    The Company considers all highly liquid securities, including time deposits, with maturities of three months or less, when purchased, to be cash equivalents.

    Inventories are valued at the lower of cost (first-in, first-out) or market.

    Depreciation is provided over the estimated useful lives (5 to 50 years) of the assets utilizing the straight-line method for financial statement purposes.

    Certain reclassifications have been made in the 1993 and 1992 financial statements to conform to the 1994 presentation.


2.  Pension Plan:
    ------------


    In 1989, the Stanhome Inter-American Corporation defined benefit pension plan (the Plan) was merged into the Stanhome Inc. Pension Plan. The Plan covers substantially all employees of Stanhome Inter-American Corporation except unit sales leaders and district managers. Benefits are based on years of service and the employee's compensation, as defined.

    The following table sets forth the funded status and the net pension expense as of and for the year ended December 31, 1994, 1993 and 1992, for the Plan (in thousands). The portion of pension expense allocated to the Company during 1994, 1993 and 1992 was approximately $25,000, $24,000 and $21,000, respectively.
                                                         1994       1993
                                                         ----       ----


      Actuarial present value of accumulated
        benefit obligation, including vested
        benefits of $27,508 and $28,632,
        respectively                                   $ 28,475   $ 30,183
                                                       ========   ========


                                                         1994       1993
                                                         ----       ----


      Projected benefit obligation                     $ 35,707   $ 37,285
      Plan assets at fair value, primarily
        marketable securities                           (22,697)   (22,247)
                                                       --------   --------
      Unfunded excess of projected benefit
        obligation over plan assets                      13,010     15,038
      Unrecognized net transition liability
        being recognized over 15 years                     (848)    (1,190)
      Unrecognized prior service costs                      803        216
      Unrecognized net loss                              (2,939)    (4,843)


                                                       --------   --------
      Pension liability recognized in the
        Stanhome Inc. balance sheet                    $ 10,026   $  9,221
                                                       ========   ========

                                              1994          1993      1992
                                              ----          ----      ----


      Net pension expense:
        Service cost during the year        $ 2,151      $ 1,236     $1,629
        Interest cost on projected
          benefit obligation                  2,620        2,492      2,250
        Actual return on plan assets            (48)      (1,300)      (894)
        Net amortization of prior service
          cost, net transition liability
          and net loss                       (1,675)          45       (407)
                                            -------      -------     ------
            Net periodic pension expense    $ 3,048      $ 2,473     $2,578
                                            =======      =======     ======


    The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation ranged from 5% to 8% and 5% to 7%, respectively. The expected long-term rate of return on assets was 8%.

    Effective January 1993, the Company adopted Statement No. 106 of the Financial Accounting Standards Board and formalized its funding policy for the plan. Under that policy, the Company pays premiums to insurance companies who provide the postretirement benefits. The effect of adopting the statement in 1993 was not material to the Company.


3.  Transactions With Affiliates:
    ----------------------------


    The majority of the Company's products are purchased directly from the parent company, Stanhome Inc. In addition, the Company pays a technical service fee (approximately $60,000, $62,000 and $66,000 in 1994, 1993 and
    1992, respectively) for administrative services performed by the parent company on its behalf.


4.  Income Taxes:
    ------------


    The Company is included in the United States Federal income tax return of its parent company. Deferred income taxes result from differences between financial and tax reporting of vacation and severance pay, returns and allowances and accelerated depreciation.

    Effective January 1993, the Company adopted Statement No. 109 of the Financial Accounting Standards Board. Prior year financial statements have not been restated for the effect of this statement. The effect of adopting the statement in 1993 was not material to the Company's results of operations or financial position.


5.  Restructuring Program:
    ---------------------


   In the second quarter of 1993, Stanhome Inc. implemented a restructuring program to take advantage of consolidation opportunities principally in the distribution and administration functions within the company. The restructuring program resulted in the recognition of a $350,000 charge in 1993 by the Company, representing primarily estimated costs for severance and moving expenses associated with closing the distribution center and relocating the sales office.

6.  Subsequent Events:
    -----------------


    In January 1995, Stanhome, Inc. (Stanhome) entered into an agreement with a third party to license the domestic operations of its Worldwide Direct Selling Group consisting of Stanley Home Products (SHP) and certain operations located in Puerto Rico. The agreement calls for the third party to license the trademarks and formulas of SHP for use in the U.S., Puerto Rico and Canada, and remit to Stanhome royalties based on sales of the related products.

    In connection with this agreement, the Company will close administrative and distribution facilities during the first quarter of 1995. Management believes that the total costs to exit the operations, including employee severance benefits, will not have a material adverse effect on Stanhome Inc.'s operations. In accordance with Emerging Issues Task Force Issue 94-3, exit costs were not recorded in 1994.


fs02075a/


                                   CPAC, INC.

                        PRO FORMA FINANCIAL INFORMATION





A. Stanley Home Products
   ---------------------

   On January 16, 1995, the Company entered into an agreement with Stanhome, Inc. to license the domestic operations of Stanhome, Inc.'s Worldwide Direct Selling Group, known as Stanley Home Products. The agreement allowed the Company to license the trademarks and formulas of Stanley Home Products for use in the U.S., Puerto Rico, and Canada, in exchange for royalties based on sales of the related products.
   The Stanley Home Products operations were comprised of Stanley Home Products
(SHP), a `division'' of Stanhome, Inc., and Stanhome Inter-American Corporation
(SIAC), a `wholly-owned subsidiary'' of Stanhome, Inc.
   The agreement did not require the Company to purchase any assets or assume any liabilities. The agreement also specified that inventory necessary to fulfill orders that are not manufactured or purchased from independent third parties, will be provided to the Company on a consignment basis by Stanhome, Inc. through September 30, 1996.

B. The Fuller Brush Company Acquisition
   ------------------------------------

   As previously disclosed in Form 8-K, on October 13, 1994 the Company acquired substantially all of the assets of The Fuller Brush Company, a Kansas corporation, in exchange for payment of $1,719,000 in cash, 300,000 shares of the Company's $.01 par value common stock with a fair market value of $3,360,000, the assumption of certain of Seller's liabilities, and acquisition related costs of $625,000 for a total asset purchase price of approximately $15,600,000.


   The acquisition has been accounted for as a purchase transaction. The transaction was completed through CPAC Brush, Inc., a newly-formed, wholly-owned subsidiary of CPAC, Inc. Immediately after the acquisition, CPAC Brush, Inc. changed its corporate name to The Fuller Brush Company, Inc. (Fuller). The Fuller Brush Company assets acquired and liabilities assumed by CPAC have been included in the CPAC consolidated balance sheet since October 13, 1994, and the results of operations since the October 13, 1994 acquisition date have been consolidated into the financial results for the quarter ended December 31, 1994.

C. Pro Forma Financial Statements
   ------------------------------

   The pro forma (unaudited) condensed consolidated balance sheet as of December 31, 1994, set forth below, presents the financial position of the Company as if the license agreement with Stanhome, Inc. had been signed December 31, 1994. Such balance sheet combines, with appropriate adjustments, the Company's unaudited balance sheet as of December 31, 1994, with the audited balance sheet of SHP as of December 31, 1994 and the audited balance sheet of SIAC as of December 31, 1994.
   The pro forma (unaudited) condensed consolidated statement of income for the nine months ended December 31, 1994, set forth below, presents the results of operations of the Company for such period as if the Company had signed the license agreement with Stanhome, Inc. as of April 1, 1994. Such statement combines, with appropriate adjustments, the Company's unaudited consolidated results of operations for the nine months ended December 31, 1994, The Fuller Brush Company's preacquisition unaudited results of operations for the period April 1, 1994 to October 13, 1994, SHP's unaudited pre-license agreement results of operations for its comparable nine months and SIAC's unaudited pre-license agreement results of operations for its comparable nine months ended December 31, 1994. The results of operations of both SHP and SIAC were derived by subtracting the unaudited results of operations for SHP and SIAC for the quarter ended March 31, 1994 from their respective results of operations for the twelve months ended December 31, 1994 to arrive at the results for the nine-month period.
   The pro forma (unaudited) condensed consolidated statement of income for the fiscal year ended March 31, 1994, set forth below, presents the results of operations of the Company for such year as if the Company had signed the license agreement with Stanhome, Inc. as of April 1, 1993, the beginning of Fiscal 1994. Such statement combines, with appropriate adjustments, the Company's audited consolidated results of operations for its fiscal year ended March 31, 1994, the Fuller Brush Company's audited results of operations for its fiscal year ended May 28, 1994, SHP audited results of operations for its year ended December 31, 1994, and SIAC audited results of operations for its year ended December 31, 1994.

D. Pro Forma Information
   ---------------------

   The pro forma (unaudited) financial statements have been prepared on the basis of preliminary assumptions and estimates which are subject to adjustment. The pro forma unaudited financial statements may not be indicative of the results that actually would have been achieved if the license agreement with Stanhome, Inc. had been effected on the dates indicated, or which may be achieved in the future. The license agreement commences April 1, 1995 and will therefore not impact the CPAC, Inc. results of operations for the year ended March 31, 1995.
   Preliminary, unaudited net sales information for Stanley Home Products for 1995 indicate that sales may be significantly lower than historical levels. The reduction is partially attributable to the peso devaluation which has significantly impacted sales at the United States/Mexican border, as well as the elimination of credit sales and implementation of an `all cash'' sales term policy. While it is unknown whether these factors will continue to impact the Stanley Home Products operations during the Company's fiscal 1996 year, it is probable that the pro forma sales presented will be reduced.


                                                             CPAC, INC.
                                           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         DECEMBER 31, 1994
                                                            (UNAUDITED)
                                               (AMOUNTS IN THOUSANDS - 000'S OMITTED)


                                                   CPAC              SHP              SIAC           Adjustments       Pro Forma
                                                   ----              ---              ----           -----------       ---------

Current Assets:
   Cash and cash equivalents                    $        78      $        48       $       422      $      (470) 1    $      78
   Accounts receivable, net                          12,685            1,845               100           (1,945) 1       12,685
   Inventory                                         12,273            5,453               170           (5,623) 1, 2    12,273
   Prepaid expenses & other
     current assets                                   1,401               50                 8              (58) 1        1,401
                                                -----------      -----------       -----------      -----------       ---------


     Total current assets                            26,437            7,396               700           (8,096)         26,437

Property, plant & equipment, net                     14,509            1,930                20           (1,950) 1       14,509
Goodwill and intangibles                                875                                               2,500  3        3,375
Other assets                                          2,919                                                               2,919
                                                -----------      ------------      ------------     ------------      ---------


     Total Assets                               $    44,740      $     9,326       $       720      $    (7,546)      $  47,240
                                                ===========      ===========       ===========      ===========       =========

Current Liabilities:
   Current portion of long-term
     debt                                       $     3,233      $                 $                $                 $   3,233
   Accounts payable                                   4,553            4,386                54           (4,440) 1        4,553
   Accrued payroll & related
     expenses                                         1,195                                                               1,195
   Accrued taxes                                         46                                                                  46
   Other accrued expenses &
     liabilities                                      2,147            4,365               732           (4,772) 1, 4     2,472
                                                -----------      -----------       -----------      -----------       ---------


     Total current liabilities                       11,174            8,751               786           (9,212)         11,499

Long-term debt                                       11,551                                                              11,551
Accrued deferred compensation                           420                                                                 420
Other liabilities                                                                           65            2,110  1, 4     2,175
Minority interest in foreign
   subsidiary                                            31                                                                  31

Shareholders' equity:
   Common stock                                          44                                100             (100) 1           44
   Additional paid-in capital                        12,756                                                              12,756
   Retained earnings (deficit)                        9,891              575              (231)            (344) 1        9,891
   Foreign currency translation
     adjustment                                        (771)                                                               (771)
                                                -----------      ------------      ------------     ------------      ---------

                                                     21,920              575              (131)            (444)         21,920
   Treasury stock, at cost                             (356)                                                               (356)
                                                -----------      ------------      ------------     ------------      ---------


   Total Shareholders' Equity                        21,564              575              (131)            (444)         21,564
                                                -----------      -----------       -----------      -----------       ---------


   Total Liabilities &


     Shareholders' Equity                       $    44,740      $     9,326       $       720      $    (7,546)      $  47,240
                                                ===========      ===========       ===========      ===========       =========







                                   CPAC, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1994
                                  (UNAUDITED)

Legend:  (Amounts in thousands)

1 Represents assets not acquired and liabilities not assumed, as agreement did not require acquisition of operating assets or assumption of liabilities.

2 No inventory was acquired; however, the agreement specifies that Stanhome, Inc. will provide the Company up to $6,000 of inventory, on a consignment basis. In addition, Stanhome, Inc. will purchase and provide up to $3,000 of additional consignment inventory, if needed. Inventory ownership remains Stanhome, Inc.'s until purchased.

3 Represents value assigned to the license agreement, which will be amortized over the 15 year agreement.

4 Represents the present value of the total minimum royalty obligation over 15 years, discounted at 10%:

       Current portion    $   325
       Long-term            2,175
                          -------


                          $ 2,500
                          =======



                                                             CPAC, INC.
                                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                            FOR THE NINE MONTHS ENDED DECEMBER 31, 1994
                                                            (UNAUDITED)
                                               (AMOUNTS IN THOUSANDS - 000'S OMITTED)

                                                                                            Adjust-         Adjust-
                                         CPAC       Fuller          SHP          SIAC        ments           ments       Pro Forma
                                         ----       ------          ---          ----        -----           -----       ---------

Net Sales                            $    40,248  $    13,095  $    25,667  $     1,289  $               $             $    80,299

Costs & expenses:
   Cost of sales                          23,493        7,816        9,943          485          (61) 1                     41,676

   Selling, administrative
     & engineering expenses               12,218        5,065       18,006          995         (196) 2       (2,300)6      33,788

   Research & development
     expense                                 215                                                                               215

   Interest expense, net                     463          379                                      4  3                        846

   Other (income) expense                                           (2,025)        (752)                       2,696 7         (81)
                                     -----------  -----------  -----------  -----------  -----------     -----------   -----------

                                          36,389       13,260       25,924          728         (253)            396        76,444
                                     -----------  -----------  -----------  -----------  -----------     -----------   -----------


   Income (loss) before
     income tax expense                    3,859         (165)        (257)         561          253            (396)        3,855



   Income tax (expense)
     benefit                              (1,490)         (58)         102         (200)        (102) 4          165 8      (1,583)
                                     -----------  -----------  -----------  -----------  -----------     -----------   -----------



       NET INCOME (LOSS)             $     2,369  $      (223) $      (155) $       361  $       151     $      (231)  $     2,272
                                     ===========  ===========  ===========  ===========  ===========     ===========   ===========

Net income per common share:
     Primary                         $     0.58 5                                                                      $    0.52
     Fully diluted                   $     0.58 5                                                                      $    0.52

Weighted average number of
   shares outstanding:

     Primary                         4,094,234 5                                                                        4,361,897
     Fully diluted                   4,103,920 5                                                                        4,371,490






                                   CPAC, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

Legend:  (Amounts in thousands)

1 Adjustment to reflect net reduction in historic Fuller depreciation expense based upon preliminary estimate of the remaining useful lives of assets acquired.

2 Adjustments reflect:

   Reversal of Fuller environmental expenses not assumed by CPAC,
     which are the responsibility of the seller                        $   150
   Reduction in historic Fuller depreciation and amortization expenses
     based on revised valuation and remaining useful lives                  18
   Elimination of Fuller rental expense on equipment and property
     owned by the seller's majority shareholder                             28
                                                                       -------

                                                                       $   196
                                                                       =======

3 Represents additional interest expense on new acquisition borrowings amounting to $266, net of interest savings from elimination of Fuller debt obligations not assumed, of $262.


4 Reflects tax provision as a result of Fuller pro forma adjustments described above, net of the elimination of deferred income tax amounts previously established by the seller, as required by purchase accounting.

5 Weighted average shares outstanding and net income per share have been restated to show the effects of a 5 for 4 stock split, announced by the CPAC, Inc. Board of Directors on November 18, 1994 to shareholders of record as of December 22, 1994. The additional shares resulting from the split were distributed to shareholders on January 12, 1995.

6 Adjustments reflect:

   Elimination of costs related to Stanley distribution facilities not
     utilized under the agreement                                      $ 1,868
   Elimination of Stanley depreciation expense for equipment and
     property not acquired                                                 432
                                                                       -------

                                                                       $ 2,300
                                                                       =======

7 Adjustments reflect:

   Elimination of income recorded from the sale of Stanley's
     distribution facilities                                           $ 2,741
   Reversal of technical service fee for administrative services           (45)
                                                                       -------

                                                                       $ 2,696
                                                                       =======

8 Reflects tax provision as a result of pro forma adjustments described above.



                                                             CPAC, INC.
                                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                                 FOR THE YEAR ENDED MARCH 31, 1994
                                                            (UNAUDITED)
                                               (AMOUNTS IN THOUSANDS - 000'S OMITTED)


                                                                                            Adjust-         Adjust-
                                         CPAC       Fuller          SHP          SIAC        ments           ments       Pro Forma
                                         ----       ------          ---          ----        -----           -----       ---------

Net Sales                            $    43,798  $    23,628  $    33,958  $     1,719  $               $             $  103,103

Costs & expenses:
   Cost of sales                          26,067       14,017       13,155          647         (201) 1                    53,685

   Selling, administrative
     & engineering expenses               12,888        9,777       23,822        1,327         (674) 2       (2,839)6     44,301

   Research & development
     expense                                 270          812                                                               1,082

   Minority interest in
     consolidated foreign sub.                 1                                                                                1

   Interest expense, net                     349                                                (103) 3                       246

   Other (income) expense                                (169)      (2,045)        (743)                       2,681 7       (276)
                                     -----------  -----------  -----------  -----------  -----------     -----------   ----------


                                          39,575       24,437       34,932        1,231         (978)           (158)      99,039
                                     -----------  -----------  -----------  -----------  -----------     -----------   ----------


   Income (loss) before
     income tax expense                    4,223         (809)        (974)         488          978             158        4,064

   Income tax (expense)
     benefit                              (1,596)         (55)         386         (171)        (336) 4          (57)8     (1,829)
                                     -----------  -----------  -----------  -----------  -----------     -----------   ----------



       NET INCOME (LOSS)             $     2,627  $      (864) $      (588) $       317  $       642     $       101   $    2,235
                                     ===========  ===========  ===========  ===========  ===========     ===========   ==========

Net income per common share:
     Primary                         $     0.67 5                                                                      $    0.52
     Fully diluted                   $     0.67 5                                                                      $    0.52

Weighted average number of
   shares outstanding:
     Primary                         3,896,755 5                                                                       4,271,755
     Fully diluted                   3,908,089 5                                                                       4,283,089






                                   CPAC, INC.
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED MARCH 31, 1994
                                  (UNAUDITED)

Legend:  (Amounts in thousands)

1 Adjustment to reflect net reduction in historic Fuller depreciation expense based upon preliminary estimate of the remaining useful lives of assets acquired.

2 Adjustments reflect:

  Elimination of costs related to a Fuller sales facility closed in
   December 1993                                                        $   190
  Elimination of costs relating to duplicate Fuller personnel and
   administrative overhead                                                  183
  Reversal of Fuller environmental expenses not assumed by CPAC,
   which are the responsibility of the seller                               150
  Reduction in historic Fuller depreciation and amortization expenses
   based on revised valuation and remaining useful lives                     95
  Elimination of Fuller rental expense on equipment and property
   owned by the seller's majority shareholder                                56
                                                                        -------

                                                                        $   674
                                                                        =======

3 Represents additional interest expense on new acquisition borrowings of $318, net of interest savings from elimination of Fuller debt obligations of $421.



4 Reflects tax provision as a result of Fuller pro forma adjustments described above, net of the elimination of deferred income tax amounts previously established by the seller, as required by purchase accounting.

5 Weighted average shares outstanding and net income per share have been restated to show the effects of a 5 for 4 stock split, announced by the CPAC, Inc. Board of Directors on November 18, 1994 to shareholders of record as of December 22, 1994. The additional shares resulting from the split were distributed to shareholders on January 12, 1995.

6 Adjustments reflect:

  Elimination of costs related to Stanley distribution facilities not
   utilized under the agreement                                        $ 2,363
  Elimination of Stanley depreciation expense for equipment and
   property not acquired                                                   476
                                                                       -------

                                                                       $ 2,839
                                                                       =======

7 Adjustments reflect:

  Elimination of income recorded from the sale of Stanley's
   distribution facilities                                             $ 2,741
  Reversal of technical service fee for administrative services            (60)
                                                                       -------

                                                                       $ 2,681
                                                                       =======

8 Reflects tax provision as a result of pro forma adjustments described above.



                               INDEX TO EXHIBITS


Item                                Description                            Page
----                                -----------                            ----


 1.    Underwriting Agreement

       Not Applicable

 2. Plan of acquisition, reorganization, arrangement, liquidation or succession

      2.1 License Agreement, effective as of the 16th day of January, 1995, by and between Licensor, Stanhome Inc., whose address is 333 Western Avenue, Westfield, MA 01085, and Licensee, CPAC, Inc., 2364 Leicester Road, Leicester, NY 14481, together with all Exhibits thereto, previously filed in Form 8-K.

      2.2 Agreement, effective as of the 16th day of January, 1995, by and between Stanhome Inc., a Massachusetts corporation, whose address is 333 Western Avenue, Westfield, MA 01085, and CPAC, Inc., a New York corporation, whose address is 2364 Leicester Road, Leicester, NY 14481.

 4. Instruments defining the rights of security holders, including indentures

       Not Applicable

16.    Letter re:  change in certifying accountant

       Not Applicable

17.    Letter re:  director resignation

       Not Applicable

20.    Other documents or statements to security holders

       Not Applicable

23.    Consents of experts and counsel

       23.1 Consent of Arthur Andersen LLP                                   33

       23.2 Consent of Arthur Andersen LLP                                   34

24.    Power of Attorney

       Not Applicable

27.    Financial Data Schedule

       Not Applicable

99.    Additional Exhibits, as previously filed on Form 8-K:

       None